EX-99.h.7.a

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED DECEMBER [__], 2020

to the Aberdeen Funds Expense Limitation and Reimbursement Agreement

dated March 6, 2018

between

ABERDEEN FUNDS and

ABERDEEN STANDARD INVESTMENTS INC.

(the “Agreement”)

SERIES	CLASS	EXPENSE CAP*
Aberdeen Dynamic Dividend Fund	Institutional	1.25%
	Class A	1.50%
Aberdeen Realty Income & Growth Fund	Institutional	1.00%
	Class A	1.25%
Aberdeen Global Infrastructure Fund	Institutional	0.99%
	Class A	1.24%
Aberdeen Ultra Short Municipal Income Fund	Institutional	0.45%
	Class A	0.70%
Aberdeen High Yield Managed Duration Municipal Fund	Institutional	0.65%
	Class A	0.90%
	Class C	1.65%
Aberdeen International Real Estate Equity Fund	Institutional	1.37%
	Class A	1.62%

*Effective on February 28, 2020 (or on December [__], 2020 with respect to Class C shares of the Aberdeen High Yield Managed Duration Municipal Fund). Unless otherwise noted, this contract may not be terminated before February 28, 2021 (or February 28, 2022 with respect to the Aberdeen High Yield Managed Duration Municipal Fund) with respect to any one or more Funds without the approval of the Independent Trustees.

[Signature Page Follows]

EX-99.h.7.a

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Exhibit A to be executed in its name and on its behalf by its duly authorized representative as of December [__], 2020.

ABERDEEN FUNDS

By:
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN STANDARD INVESTMENTS INC.

By:
Name:	Lucia Sitar
Title:	Vice President